NAME OF REGISTRANT:
Franklin Gold and Precious Metals Fund
File No. 811-1700


EXHIBIT ITEM No. 77C:  Submission of matters to a vote of security holders.




	FRANKLIN GOLD AND PRECIOUS METALS FUND

	CONSENT OF SOLE SHAREHOLDER


		Pursuant to the provisions of Section 4
of Article V of the Agreement and Declaration of Trust of Franklin Gold and Precious Metals Fund, a Delaware business trust (the "Trust"), which governs actions taken by unanimous written consent of shareholders, the undersigned, being the sole shareholder of the Trust, does hereby waive the requirement of written notice of the actions set forth herein, and does hereby approve, ratify and consent to the following resolutions:

		NOW, THEREFORE, IT IS

		RESOLVED, that the reorganization of
Franklin Gold Fund, a California corporation (the "Fund") and the Trust pursuant to an Agreement and Plan of Reorganization (the "Reorganization"), which will involve: (i) the acquisition by the Trust of substantially all of the assets of the Fund in exchange solely for shares of beneficial interest in the Trust;
(ii) the distribution of such shares of beneficial interest of the Trust to the shareholders of the Fund according to their respective interest; and (iii) the dissolution of the Fund as soon as practicable after the closing of the Reorganization is hereby approved; and it is

		FURTHER RESOLVED, that the Agreement and Plan of Reorganization through which the Reorganization shall be accomplished is hereby approved; and it is

		FURTHER RESOLVED, that the following
individuals shall serve as trustees of the Trust until their successors are elected and shall qualify:

					Frank H. Abbott, III
					Harris J. Ashton
					Harmon E. Burns
					S. Joseph Fortunato
					Charles B. Johnson
					Rupert H. Johnson, Jr.
					Frank W.T. LaHaye
					Gordon S. Macklin
					R. Martin Wiskemann

and it is

		FURTHER RESOLVED, that the selection of
PricewaterhouseCoopers, LLP as independent auditors for the Trust's fiscal year ending July 31, 2000, be presented to the Fund (as the sole shareholder of the Trust on the closing date of the Reorganization) prior to the offering of its shares, for ratification and approval; and it is

		FURTHER RESOLVED, that the proposed Management Agreement, which is substantially identical to the existing agreement between Franklin Advisers, Inc. and the Franklin
Gold Fund, be, and it hereby is approved by the Board of Trustees of the Trust and that the appropriate officers of the Trust, be, and hereby are, authorized and directed to enter into and execute such agreement with such modifications as the officer executing the Agreement shall deem appropriate or as may be required to conform with the requirements of any applicable statute, regulation or regulatory body; and

	FURTHER RESOLVED, that the compensation payable by the Trust to Franklin Advisers, Inc. under the Management Agreement is approved; and

	FURTHER RESOLVED, that the officers of the Trust are directed to submit the above-referenced Management Agreement to the Fund (as the sole shareholder of the Trust on the closing date of the Reorganization) prior to the offering of its shares, for ratification and approval.

		IN WITNESS WHEREOF, the undersigned, being the sole shareholder of the Trust has executed this consent as of the 7th day of April, 2000.



					FRANKLIN GOLD AND PRECIOUS
METALS FUND


					By:
						Harmon E. Burns
						Vice President



		Filed with the minutes of the proceedings of the Trust, this 7th day of April, 2000.



						_________________________
						Deborah R. Gatzek
						Secretary






At a Special Meeting of Shareholders of Franklin Gold Fund (the "Fund") held on March 14, 2000, the following items were voted upon:




1. Regarding the proposal to election nominees for Directors:



Trustees

Shares
For

Withheld or Abstain
Frank H. Abbott, III
Harris J. Ashton
Harmon E. Burns
S. Joseph Fortunato
Charles B. Johnson
Rupert H. Johnson, Jr.
Frank W.T. LaHaye
Gordon S. Macklin
R.Martin Wiskemann
18,271,369.329
18,272,669.065
18,291,560.201
18,267,593.497
18,304,121.684
18,278,871.766
18,295,389.824
18,269,547.866
18,301,702.814
753,468.143
752,168.407
733,277.271
757,243.975
720,715.788
745,965.706
729,447.648
755,289.606
723,134.658

2. Regarding the proposal to ratify the selection of PricewaterhouseCoopers LLP, as the independent auditors for the Fund for the fiscal year ending July 31, 2000:

VOTE FOR				VOTE AGAINST
18,314,056		       178,737


3. Regarding the proposal to modify the Fund's investment focus and to chnge the Fund's name (includes two (2)
Sub-Proposals):

(a) To Modify the Fund's current investment criteria to include other precious metals (platinum, palladium and silver), in addition to gold as the principal investment focus:

VOTE FOR				VOTE AGAINST
14,076,819			  528,589


(b) To amend the Fund's charter to change the Fund's name to reflect its new investment focus:


VOTE FOR				VOTE AGAINST
14,017,345	            558,736


4. Regarding the proposal to change the classification of the Fund from a diversified to a non-diversified fund:


VOTE FOR				VOTE AGAINST
13,448,161			  929,518


5. Regarding the proposal to approve amendments to certain of the Fund's fundamental investment restrictions (includes five (5) Sub-Proposals):

(a) To amend the Fund's fundamental investment restriction regarding borrowing;

VOTE FOR				VOTE AGAINST
13,112,400			  1,279,104

(b) To amend the Fund's fundamental investment restriction regarding underwriting;


VOTE FOR 				VOTE AGAINST
13,388,756			  1,005,787

(c) To amend the Fund's fundamental investment restriction regarding lending;


VOTE FOR				VOTE AGAINST
13,205,626			  1,193,112

(d) To amend the Fund's fundamental investment restriction regarding investments in real estate and commodities;

VOTE FOR				VOTE AGAINST
13,158,364			  1,246,226


(e) To amend the Fund's fundamental investment restriction regarding issuing senior securities.

VOTE FOR				VOTE AGAINST
13,139,424			  1,243,609


6. Regarding the Proposal to approve the elimination of certain of the Fund's fundamental investment restrictions:

VOTE FOR				VOTE AGAINST
13,456,654			  1,004,782

7. Regarding the Proposal to approve the reorganization of the Fund from a California corporation to a Delaware business trust:

VOTE FOR				VOTE AGAINST
13,930,613			  580,495


8. Regarding the Proposal to amend the Fund's charter to increase the Fund's authorized capital in the event that Proposal Seven was not approved:

VOTE FOR				VOTE AGAINST
13,841,160			  599,337


9. Regarding the proposal to grant the proxyholders the authority to vote upon any other business that may properly come before the Special Meeting or any adjournments thereof:

VOTE FOR				VOTE AGAINST
17,396,991			  888,991





There being no further business to come before the Meeting, upon motion duly made, seconded and carried, the meeting was adjourned.



Dated:  As of March 14, 2000							__________________________
						Deborah R. Gatzek
										                  Secretary




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